Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-223526, 333-219220 and 333-215443) and Forms S-8 (Nos. 333-229699, 333-222866, 333-215822, and 333-207674) of MyoKardia, Inc. of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 28, 2019